UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

December 29, 2017

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This amendment is being filed by Stewart Information Services Corporation (the “Company”) solely for the purpose of correcting a scrivener’s error contained in Item 5.02 in the second paragraph under the caption “Bonus Retention Agreements and Acceleration of Short Term Incentive Payments” in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Bonus Retention Agreements and Acceleration of Short Term Incentive Payments

On December 29, 2017, Stewart Information Services Corporation, a Delaware corporation (the “Company”), made retention bonus payments to Matthew W. Morris, David C. Hisey, John Killea and Dave Fauth of $300,000, $150,000, $300,000 and $50,761, respectively (the “Retention Bonus Payments”). In connection with the Retention Bonus Payments, the Company entered into Bonus Recovery and Authorization for Payroll Deduction Agreements (the “Bonus Retention Agreements”) with Mr. Morris, Mr. Hisey and Mr. Fauth. Pursuant to the Bonus Retention Agreements, the Retention Bonus Payments made to Mr. Morris, Mr. Hisey and Mr. Fauth are subject to claw back provisions requiring the repayment to the Company of the full amount of the executive’s respective Retention Bonus Payment in the event that, prior to December 29, 2018, (i) the executive voluntary terminates his employment with the Company or (ii) the Company terminates the executive’s employment for cause.

On December 29, 2017, the Company accelerated the vesting of short term incentive awards to Mr. Hisey and Mr. Fauth resulting in cash payments to such officers of $150,000 and $18,039, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ John L. Killea
John L. Killea, Chief Legal Officer and Chief Compliance Officer

Date: January 4, 2018